Exhibit 10.3

EXECUTION VERSION

PLEDGE AMENDMENT
June 15, 2020
Reference is hereby made to the Pledge Agreement, dated as of May 8, 2020 (as amended by that certain Pledge Amendment, dated as of May 22, 2020, and that certain Pledge Supplement No. 1, dated as of even date herewith, and as further amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), by and among Service Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the undersigned Pledgor and the other Subsidiaries of the Borrower from time to time party thereto as Pledgors, and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), whereby the undersigned has pledged certain capital stock, membership interests and partnership interests, as applicable, of certain of its Subsidiaries as collateral to the Administrative Agent, for the ratable benefit of the Lenders, as more fully described in the Pledge Agreement. This Amendment is a “Pledge Amendment” as defined in the Pledge Agreement and is, together with the acknowledgments, certificates, and Transfer Powers delivered herewith, subject in all respects to the terms and provisions of the Pledge Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Pledge Agreement.
By its execution below, the undersigned hereby agrees that (i) this Amendment may be attached to the Pledge Agreement and that the Pledged Collateral listed on Schedule I hereto shall be and become part of the Pledged Collateral referred to in the Pledge Agreement and shall secure all Obligations in accordance with the terms of the Pledge Agreement and (ii) the limited liability company listed on Schedule I hereto shall be deemed to be a Pledged Subsidiary for all purposes of the Pledge Agreement.
By its execution below, the undersigned represents and warrants that it has full power and authority to execute this Pledge Amendment and that the representations and warranties contained in Section 6 of the Pledge Agreement are true and correct in all respects as of the date hereof and after taking into account the pledge of the additional Pledged Collateral relating hereto. The Pledge Agreement, as amended and modified hereby, remains in full force and effect and is hereby ratified and confirmed.
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IN WITNESS WHEREOF, the Pledgor has duly executed and delivered this Pledge Amendment to the Pledge Agreement as of this 15th day of June, 2020.

Banner NewCo LLC, as a Pledgor

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

Schedule I
to
Pledge Amendment
PLEDGED SUBSIDIARIES

Pledgor	Pledged Subsidiary	Certificate No.	No. of Shares / Units Owned	Percentage of Ownership
Banner NewCo LLC	SVCN 2 LLC	1	N/A	100%

ACKNOWLEDGMENT
TO
PLEDGE AMENDMENT
June 15, 2020
The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Amendment together with a copy of the Pledge Agreement, agrees promptly to note on its books the security interests granted under such Pledge Agreement, agrees that after the occurrence and during the continuance of an Event of Default it will comply with instructions originated by the Administrative Agent without further consent by the Pledgor and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent or its nominee.
[Signature pages follow.]

Signature Page to Acknowledgment to Pledge Amendment

SVCN 2 LLC

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer